Exhibit 99.1

DRILLING CONTRACT

PARTY A: JILIN OIL AND GAS DEVELOPMENT LLC

PARTY B: JILIN SONGYUAN TIANCHENG DRILLING ENGINEERING CO. LTD.

Date: January 4, 2009

(The content of the contract is restricted from public disclosure pursuant to confidentiality restrictions contained in the contract.)

Party A: Jilin Oil and Gas Development LLC. (Seal)

Party B: Jilin Songyuan Tiancheng Drilling Engineering Co. Ltd.(Seal)

Date: January 4, 2009